SCHEDULE 14A INFORMATION

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TippingPoint Technologies, Inc.

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TippingPoint Technologies, Inc.

7501B N. Capital of Texas Highway

Austin, Texas 78731

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 30, 2003

As a stockholder of TippingPoint Technologies, Inc. (the “Company”), you are hereby given notice of and invited to attend in person or by proxy the 2003 Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 7501B N. Capital of Texas Highway, Austin, Texas 78731, on Friday, May 30, 2003, at 8:00 a.m. local time, for the following purposes:

1. To	elect directors to serve until the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified; and

2. To	transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on April 21, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment thereof.

You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting, to assure your shares are represented at the meeting, please date, execute and mail promptly the enclosed proxy card in the enclosed envelope, for which no additional postage is required if mailed in the United States.

By Order of the Board of Directors,

James E. Cahill Secretary

Austin, Texas

May 2, 2003

YOUR VOTE IS IMPORTANT.

PLEASE EXECUTE AND RETURN PROMPTLY THE

ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

TIPPINGPOINT TECHNOLOGIES, INC.

7501B N. Capital of Texas Highway

Austin, Texas 78731

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 30, 2003

This Proxy Statement is furnished to stockholders of TippingPoint Technologies, Inc. (“TippingPoint” or the “Company”) for use at the 2003 Annual Meeting of Stockholders to be held at the date, time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, or at any adjournment thereof. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. A stockholder executing the accompanying proxy card has the right to revoke it at any time prior to the voting thereof by notifying the Secretary of the Company in writing, executing a subsequent proxy card, or attending the Annual Meeting and voting in person. Unless a contrary choice is so indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the proxy card. The record date for stockholders entitled to vote at the Annual Meeting is the close of business on April 21, 2003 (the “Record Date”). The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent or given to stockholders is May 2, 2003.

On January 24, 2002, the Board of Directors changed the Company’s fiscal year from December 31 to January 31, beginning with the fiscal year ending January 31, 2003.

VOTING PROCEDURES

The accompanying proxy card is designed to permit each stockholder of record at the close of business on the Record Date to vote in the election of directors. The proxy card provides space for a stockholder to vote in favor of or to withhold voting authority for the nominees for director, or alternatively, to withhold authority to vote for certain nominees for director. The election of directors will be decided by a plurality of the votes cast. Generally, any other matters that may properly come before the Annual Meeting will be determined by the holders of a majority of the shares of common stock present and entitled to vote at the meeting.

The holders of a majority of the shares of common stock present and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the stockholders present in person or by proxy from time to time until a quorum is obtained. With respect to the election of directors, abstentions and broker nonvotes are not counted as votes cast, and therefore, will have no effect on this vote.

Stockholders are urged to sign the enclosed proxy card and return it promptly. When a signed proxy card is returned with choices specified with respect to the voting matters, the designated proxies will vote the shares represented in accordance with the stockholder’s instructions, and at the discretion of the designated proxies on any other matters that may properly come before the Annual Meeting or any adjournment thereof. The designated proxies for the stockholders are John F. McHale, James E. Cahill and Michael J. Rapisand.

If a signed proxy card is returned with no specifications with respect to the voting matters, the shares will be voted FOR the election of the nominees for director, and at the discretion of the designated proxies on any other matters that may properly come before the Annual Meeting or any adjournment thereof.

The total outstanding capital stock of the Company as of the Record Date consisted of 5,257,706 shares of common stock. Each share of common stock outstanding is entitled to one vote on each matter to be brought before the Annual Meeting.

The Company will pay the cost of soliciting proxies. Officers of the Company may solicit proxies by mail, telephone or fax. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees for reasonable expenses they incur in forwarding the proxy materials to the beneficial owners of the Company’s common stock.

MATTERS TO BE BROUGHT BEFORE THE MEETING

Election of Directors

Currently, the Board of Directors is composed of seven members. Each director’s term of office will expire at the Annual Meeting. The directors elected in 2003 will serve until the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified. The election of directors will be decided by a plurality of the votes cast.

The nominees for director are John F. McHale, Michael R. Corboy, Grant A. Dove, Richard D. Eyestone, Kip McClanahan, Thomas J. Meredith and Paul S. Zito. Each nominee is presently a member of the Board of Directors. The Board of Directors believes that each nominee will be available and able to serve as a director. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend, the Board of Directors may reduce the number of directors to eliminate the vacancy or the Board of Directors may fill the vacancy at a later date after selecting an appropriate nominee. For biographical information on each of the nominees for director, see “Management—Executive Officers and Directors.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE

STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 31, 2003, with respect to the beneficial ownership of the Company’s common stock by (i) each director of the Company, (ii) each executive officer included in the Summary Compensation Table, (iii) each person who is known to the Company to own beneficially more than five percent of the Company’s common stock and (iv) all current executive officers and directors of the Company as a group. Except as noted below, each named person has sole voting power and dispositive power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percent of Class
John F. McHale (2)	1,629,053	31.1%
Michael R. Corboy (3)	49,335	*
Grant A. Dove (4)	16,534	*
Richard D. Eyestone (5)	6,667	*
Kip McClanahan (6)	20,241	*
Thomas J. Meredith (7)	58,307	1.1%
Paul S. Zito (8)	163,652	3.1%
James E. Cahill (9)	103,273	2.0%
Craig S. Cantrell (10)	40,454	*
Marc Willebeek-LeMair (11)	47,914	*
Kent A. Savage (12)	291,948	5.6%
The McKinney Family Trust (13)	848,703	16.2%
Watershed Capital I, L.P.	324,868	6.2%
All Executive Officers and Directors as a Group (11 persons) (14)	2,135,430	39.2%

*	Less than 1%.
(1)	The address of Kent A. Savage is 54 St. Stephens School Road, Austin, Texas 78746. The address of The McKinney Family Trust is P.O. Box 460150, Ft. Lauderdale, Florida 33346. The address of Watershed Capital I, L.P. is 7000 Bee Caves Road, Suite 250, Austin, Texas 78746. The address of each other beneficial owner is c/o TippingPoint Technologies, Inc., 7501B N. Capital of Texas Highway, Austin, Texas 78731.
(2)	Includes 1,591,205 shares held by Mr. McHale individually and 37,848 shares held in trust for the benefit of Mr. McHale’s family members. More detailed Information relating to Mr. McHale’s beneficial ownership of the Company’s securities may be found in his Schedule 13D filed with the Securities Exchange Commission (the “SEC”) on December 22, 2000 and subsequent amendments thereto.
(3)	Includes 19,334 shares that Mr. Corboy may acquire upon the exercise of options exercisable within the next 60 days.
(4)	Includes 13,334 shares that Mr. Dove may acquire upon the exercise of options exercisable within the next 60 days and 3,200 shares of restricted stock that may be forfeited upon the occurrence of certain events.
(5)	Includes 6,667 shares that Mr. Eyestone may acquire upon the exercise of options exercisable within the next 60 days.
(6)	Includes 20,001 shares that Mr. McClanahan may acquire upon the exercise of options exercisable within the next 60 days.
(7)	Includes 38,306 shares held in trust for the benefit of Mr. Meredith’s family members and 20,002 shares that Mr. Meredith may acquire upon the exercise of options exercisable within the next 60 days.

(8)	Includes 48,611 shares held by Mr. Zito individually, 98,507 shares held for the benefit of Mr. Zito by Z Start I, L.P., 3,200 shares of restricted stock that may be forfeited upon the occurrence of certain events and 13,334 shares that Mr. Zito may acquire upon the exercise of options exercisable within the next 60 days.
(9)	Includes 73,385 shares held by Mr. Cahill individually, 3,568 shares of restricted stock that may be forfeited upon the occurrence of certain events and 26,320 shares that Mr. Cahill may acquire upon the exercise of options exercisable within the next 60 days.
(10)	Includes 8,000 shares held by Mr. Cantrell individually, 2,084 shares of restricted stock that may be forfeited upon the occurrence of certain events and 33,870 shares that Mr. Cantrell may acquire upon the exercise of options exercisable within the next 60 days.
(11)	Includes 501 shares held by Dr. Willebeek-LeMair individually, 3,084 shares of restricted stock that may be forfeited upon the occurrence of certain events, 334 shares held by Dr. Willebeek-LeMair’s family members and 43,995 shares that Dr. Willebeek-LeMair may acquire upon the exercise of options exercisable within the next 60 days.
(12)	Includes 70,911 shares held by Mr. Savage individually, 6,000 shares held in trust for the benefit of Mr. Savage’s family members and 215,037 shares held by Savage Interests L.P. More detailed information relating to Mr. Savage’s beneficial ownership of the Company’s securities may be found in his Schedule 13D filed with the SEC on December 22, 2000 and subsequent amendments thereto.
(13)	Excludes 324,868 shares held directly by Watershed Capital I, L.P. with respect to which The McKinney Family Trust disclaims beneficial ownership (Donald K. McKinney, a trustee of the trust is a manager of the general partner of the general partner of Watershed Capital I, L.P.). More detailed information relating to The McKinney Family Trust’s beneficial ownership of the Company’s securities may be found in its Schedule 13G filed with the SEC on February 13, 2003.
(14)	Includes 193,357 shares that may be acquired upon the exercise of options exercisable within the next 60 days and 15,136 shares of restricted stock that may be forfeited upon the occurrence of certain events.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information about the current executive officers and directors of the Company.

Name	Age	Position with Company
John F. McHale	46	Chairman of the Board and Chief Executive Officer
James E. Cahill	36	Vice President, Homeland Security Solutions and Secretary
Craig S. Cantrell	43	Vice President of Development
Marc Willebeek-LeMair	41	Chief Technology Officer
Michael J. Rapisand	43	Corporate Controller and Director of Finance
Michael R. Corboy	72	Director
Grant A. Dove	74	Director
Richard D. Eyestone	57	Director
Kip McClanahan	34	Director
Thomas J. Meredith	52	Director
Paul S. Zito	47	Director

John F. McHale was a co-founder of TippingPoint, and has served as Chairman of the Board since the Company’s inception in January 1999. Mr. McHale became Chief Executive Officer in May 2000. From January 1996 to April 1998, Mr. McHale served as President, Chief Executive Officer and Chairman of NetSpeed, Inc.

James E. Cahill has served as TippingPoint’s Vice President, Homeland Security Solutions since February 2003. Mr. Cahill has served as TippingPoint’s Secretary since November 1999. Mr. Cahill served as the Company’s Vice President and General Counsel from November 1999 to February 2003. Additionally, Mr. Cahill served as the Company’s acting Chief Financial Officer from December 2001 to December 2002. From September 1993 to November 1999, Mr. Cahill was an attorney with the law firm of Hughes & Luce, LLP, specializing in corporate and securities law.

Craig S. Cantrell has served as TippingPoint’s Vice President of Development since November 1999. From April 1998 to July 1999, Mr. Cantrell served as Senior Manager of Broadband Operations of Cisco Systems, Inc., and from June 1996 to April 1998, as Director of Engineering of NetSpeed, Inc.

Marc Willebeek-LeMair has served as TippingPoint’s Chief Technology Officer since March 1999. From May 1993 to February 1999, Dr. Willebeek-LeMair held numerous positions with IBM, including Senior Manager of the Intelligent Network Infrastructure, Technical Staff to the Vice President of Strategy and Manager of Multimedia Networking.

Michael J. Rapisand has served as TippingPoint’s Corporate Controller and Director of Finance since December 2002. From November 2001 to September 2002, Mr. Rapisand served as Vice President and Chief Financial Officer of ThinkWell Corporation, a publisher of “new media” college textbooks, and from March 1997 to July 2001, as a Finance Director of Dell Computer Corporation (“Dell”).

Michael R. Corboy has served as a director of TippingPoint since February 1999. Since January 1992, Mr. Corboy has served as President of Corboy Investment Company, a private investment firm. Mr. Corboy also serves as a director of The Aquinas Funds, Inc.

Grant A. Dove has served as a director of TippingPoint since March 2000. Since January 1993, Mr. Dove has been Managing Partner of Technology Strategies & Alliances of Seed & Company, a private investment firm. Mr. Dove also serves as a director of Inet Technologies, Inc., InterVoice Brite, Inc. and Intrusion Inc.

Richard D. Eyestone has served as a director of TippingPoint since February 2003. Since September 1998, Mr. Eyestone has been a consultant and a member of the board of Eyestone Consulting, a management consulting firm. From May 1991 to September 1996, Mr. Eyestone was employed at Bay Networks as Vice President of Sales and from September 1996 to September 1998, as Senior Vice President of Product Management. Mr. Eyestone also serves as a director of Crossroads Systems, Inc.

Kip McClanahan has served as a director of TippingPoint since August 2001. Mr. McClanahan has served as President of Motive Communication, Inc., a provider of Broadband services, since January 2003. Mr. McClanahan served as President and Chief Executive Officer of BroadJump, Inc. from its inception in November 1998 until its merger with Motive Communication, Inc. in January 2003. From March 1998 to November 1998, Mr. McClanahan led software development for DSL Customer Premises Equipment at Cisco Systems, Inc. and from November 1996 to March 1998, he served as lead engineering architect of NetSpeed, Inc.

Thomas J. Meredith has served as a director of TippingPoint since November 2001. Since its inception in 2001, Mr. Meredith has served as the Chief Executive Officer of MFI Capital. From January 2001 to August 2001, Mr. Meredith served as Senior Vice President, Business Development and Strategy of Dell. Mr. Meredith served as Managing Director of Dell Ventures, a wholly owned subsidiary of Dell, from March 2000 to January 2001 and from November 1992 to March 2000, as Senior Vice President and Chief Financial Officer of Dell. Mr. Meredith also serves as a director of Freemarkets, Inc. and divine, inc.

Paul S. Zito has served as a director of TippingPoint since January 1999, and served as TippingPoint’s Secretary from February 1999 to November 1999. Since August 1998, Mr. Zito has served as President of Z Start, Inc., a private investment firm. From April 1996 until April 1998, Mr. Zito served as Chief Operating Officer, Secretary and Treasurer of NetSpeed, Inc. Mr. Zito also serves as a director of Crossroads Systems, Inc.

Corporate Governance

The Board of Directors held six meetings, and acted three times pursuant to unanimous written consents, during the 13 months ended January 31, 2003. Each member of the Board of Directors participated in at least 75% of all meeting of the Board of Directors and committees thereof held during the period such member served as a director and/or committee member.

Beginning in the summer of 2002, the Company began an initiative to evaluate its corporate governance policies and practices and to institute changes to comply with the requirements of the Sarbanes-Oxley Act of 2002 and the proposed rules of the Nasdaq National Market. In connection with this initiative, the Board of Directors has, among other things:

•	adopted the Amended and Restated Charter of the Audit Committee;

•	adopted a Code of Conduct for employees of the Company;

•	adopted a Disclosure Manual to assist the Company in disclosing all material information in accordance with the rules and regulations of the SEC, including but not limited to, the Company’s financial condition, results of operations, business and operational risks; and

•	established a Disclosure Committee to oversee the Company’s compliance with the disclosure controls and procedures set forth in the Disclosure Charter.

Standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Nominating Committee. The functions of these committees and their current members are described below.

Audit Committee. The Audit Committee currently consists of Richard D. Eyestone, Thomas J. Meredith and Paul S. Zito. The Audit Committee is responsible for:

•	Monitoring the integrity of the Company’s financial reporting processes, systems of internal controls and financial statements.

•	Appointing the Company’s independent auditors and negotiating their compensation.

•	Monitoring the independence and performance of the Company’s independent auditors as well as the internal auditing department, as applicable.

•	Providing an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors, and resolving disagreements between the independent auditors and management.

•	Maintaining mechanisms to facilitate confidential and anonymous submissions of employees’ concerns regarding accounting and auditing issues.

•	Receiving input from various constituencies regarding accounting, internal accounting controls and auditing matters, and resolving material issues.

All members of the Audit committee are independent, as defined by the Nasdaq National Market, in that no member of the Audit Committee has a relationship with the Company that interferes with the committee’s independence from the Company and its management. Additionally, the Board of Directors has determined that Paul S. Zito is an audit committee financial expert as defined by the rules and regulations of the SEC. The Audit Committee met four times during the 13 months ended January 31, 2003. For additional information concerning the Audit Committee, see “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee currently consists of Michael R. Corboy and Paul S. Zito, both of whom are non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and outside directors in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee recommends the compensation of the Company’s executive officers, makes the final determination regarding bonus arrangements and grants stock options to executive officers and employees of the Company. The Compensation Committee met once, and acted four times pursuant to unanimous written consents, during the 13 months ended January 31, 2003.

Nominating Committee. The Nominating Committee currently consists of John F. McHale, Kip McClanahan and Thomas J. Meredith. The Nominating Committee assists the Board of Directors in identifying, screening and recruiting qualified individuals to become members of the Board of Directors and in determining the composition of the Board of Directors and its committees. The Nominating Committee submits to the Board of Directors nominations for the election of directors. Stockholders may also submit recommendations of nominees for director in writing to the Nominating Committee in care of the Company’s Secretary at 7501B N. Capital of Texas Highway, Austin, Texas 78731. All such director recommendations must be submitted in accordance with the Company’s Certificate of Incorporation and Bylaws. The Nominating Committee was formed on November 21, 2002 and did not meet during the remainder of the 2003 fiscal year.

Certain Relationships and Related Transactions

On October 2, 2002, John F. McHale, the Company’s Chief Executive Officer, James E. Cahill, the Company’s Vice President, Homeland Security Solutions and Secretary, and Paul S. Zito, a director of the Company, (collectively, the “Investors”) purchased 268,518, 48,611 and 48,611 shares of the Company’s common stock, respectively, in a private placement, for $8.64 per share, the fair market value of the Company’s common stock on the date of purchase. The Company granted the Investors certain registration rights with respect to the shares of common stock purchased in the private placement.

In November 1999, the Company loaned James E. Cahill, the Company’s Vice President, Homeland Security Solutions and Secretary, $510,000 under a nonrecourse promissory note for the purpose of acquiring 20,000 shares of common stock of the Company. The promissory note bears interest at an annual rate of 7.0% and is payable in full on November 8, 2004. The repayment of the promissory note is secured by a pledge of the stock purchased, and there is no recourse against Mr. Cahill except to the extent of that pledge. As of March 31, 2003, the principal amount due under the promissory note, including accrued interest, was $631,184.

In July 1999, the Company loaned Craig S. Cantrell, the Company’s Vice President of Development, $142,800 under a promissory note for the purpose of acquiring 8,000 shares of common stock of the Company. The promissory note bears interest at an annual rate of 7.0% and is payable in full on June 30, 2004. The repayment of the promissory note is secured by a pledge of the stock purchased. As of March 31, 2003, the principal amount due under the promissory note, including accrued interest, was $180,319.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth the compensation paid to TippingPoint’s Chief Executive Officer and the four next most highly compensated executive officers of the Company (based on total annual salary and bonus for the 2003 fiscal year) for the past three fiscal years. Because of the Company’s change in fiscal year end from December 31 to January 31, beginning with the fiscal year ending January 31, 2003, fiscal year 2003 includes compensation paid during the 13 months ended January 31, 2003 and fiscal years 2001 and 2000 includes compensation paid during the twelve months ended December 31, 2001 and December 31, 2000, respectively.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation				All Other Compensation ($)
		Salary ($)	Bonus ($)		Restricted Stock Awards ($) (1)		Securities Underlying Options (#)
John F. McHale Chief Executive Officer (2)	2003 2001 2000	145,193 109,616 —	— — —		— — —		— — —		— — —

James E. Cahill Vice President, Homeland Security Solutions and Secretary (3)	2003 2001	214,693 175,000	95,797 74,738		— 23,866	(4)	10,000 30,480	(5)	— 7,160	(6)

Craig S. Cantrell Vice President of Development	2003 2001	185,029 169,769	38,391 44,631		— 13,940	(7)	1,000 31,900	(8)	— 4,182	(9)

Marc Willebeek-LeMair Chief Technology Officer	2003 2001	183,702 170,525	44,050 46,925		— 20,630	(10)	1,000 48,284	(11)	— 6,189	(12)

Kent A. Savage Chief Marketing and Sales Officer (13)	2003 2001 2000	206,175 122,250 227,742	47,514 291,278 17,916	(14) (15)	— — —		— — 20,000		— 73,500 —	(16)

(1)	As of January 31, 2003, Messrs. McHale and Savage held no shares of restricted common stock of the Company. As of January 31, 2003, Messrs. Cahill, Cantrell and Willebeek-LeMair held 3,568, 2,084 and 3,084 shares of restricted common stock of the Company, respectively, the value of which was $36,215, $21,153 and $31,303, respectively. The Company does not anticipate paying dividends on any of the restricted common stock reported in this column.
(2)	Mr. McHale became the Company’s Chief Executive Officer in May 2000, but did not begin to receive compensation for such services until April 1, 2001.
(3)	Mr. Cahill acted as the Company’s Vice President and General Counsel from November 1999 to February 2003, and as the Company’s acting Chief Financial Officer from December 2001 to December 2002.
(4)	This amount includes (i) $19,693 in restricted common stock received from exchanging options to purchase 2,854 shares of common stock for 2,854 shares of restricted common stock on September 17, 2001 and (ii) $4,173 in restricted common stock received from exchanging options to purchase 3,567 shares of common stock for 714 shares of restricted common stock on May 3, 2001.

(5)	Excludes options to purchase 2,854 shares of common stock that were exchanged for 2,854 shares of restricted common stock on September 17, 2001.
(6)	Received by Mr. Cahill as a restricted stock tax deferment payment.
(7)	This amount includes (i) $11,502 in restricted common stock received from exchanging options to purchase 1,667 shares of common stock for 1,667 shares of restricted common stock on September 17, 2001 and (ii) $2,438 in restricted common stock received from exchanging options to purchase 2,084 shares of common stock for 417 shares of restricted common stock on May 3, 2001.
(8)	Excludes options to purchase 1,667 shares of common stock that were exchanged for 1,667 shares of restricted common stock on September 17, 2001.
(9)	Received by Mr. Cantrell as a restricted stock tax deferment payment.
(10)	This amount includes (i) $17,022 in restricted common stock received from exchanging options to purchase 2,467 shares of common stock for 2,467 shares of restricted common stock on September 17, 2001, and (ii) $3,608 in restricted common stock received from exchanging options to purchase 3,084 shares of common stock for 617 shares of restricted common stock on May 3, 2001.
(11)	Excludes 2,467 options that were exchanged for 2,467 shares of restricted stock on September 17, 2001.
(12)	Received by Dr. Willebeek-LeMair as a restricted stock tax deferment payment.
(13)	Mr. Savage served as the Company’s Chief Executive Officer from the Company’s inception until May 2000, as President from the Company’s inception until November 2000, and as Vice President of Sales and Marketing of the Office of President from November 2000 to March 2001. In March 2001, Mr. Savage resigned his positions with the Company and began providing the Company various consulting services as an independent contractor. In August 2001, Mr. Savage rejoined the Company as Chief Marketing and Sales Officer. In February 2003, Mr. Savage again resigned his positions with the Company, whereupon all of his options were terminated.
(14)	Mr. Savage’s 2003 bonus is composed of $19,800 in sales commissions and a $27,714 bonus
(15)	Mr. Savage’s 2001 bonus is composed of $275,087 in sales commissions and a $16,191 bonus.
(16)	Reflects consulting fees received by Mr. Savage for services rendered to the Company from April 2001 through July 2001.

Stock Option Grants During 2003

The following table sets forth certain information concerning stock options to purchase common stock of the Company granted in the 13 months ended January 31, 2003 to the individuals named in the Summary Compensation Table. The Company did not grant any SARs during the 13 months ended January 31, 2003.

	Individual Grants
Name	Number of Securities Underlying Options		% of Total Options Granted to Employees in 2003	Exercise or Base Price ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
						5% ($)	10% ($)
John F. McHale	—		—	—	—	—	—
James E. Cahill	10,000	(2)	2.1	10.10	8/29/2012	63,529	160,994
Craig S. Cantrell	1,000	(3)	0.2	6.90	2/07/2012	4,340	10,999
Marc Willebeek-LeMair	1,000	(3)	0.2	6.90	2/07/2012	4,340	10,999
Kent A. Savage	—		—	—	—	—	—

(1)	The amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of the Company’s stock price.
(2)	Vests over 4 year period – 25% per year beginning July 29, 2003.
(3)	Vests over 4 year period – 25% per year beginning February 7, 2003.

Year-End Option Values

The following table sets forth certain information concerning unexercised stock options held at January 31, 2003 by the individuals named in the above Summary Compensation Table. No stock options have been exercised by the individuals named in the Summary Compensation Table. The Company did not have any SARs outstanding as of January 31, 2003.

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
John F. McHale	—	—	—	—
James E. Cahill	16,160	32,320	55,499	111,498
Craig S. Cantrell	20,681	27,703	45,782	108,610
Marc Willebeek-LeMair	27,122	43,162	129,253	191,049
Kent A. Savage (1)	—	—	—	—

(1)	Mr. Savage resigned his positions with the Company in February 2003, whereupon all of his stock options terminated.

Employment Agreements

Under an employment agreement dated March 1, 2001, the Company agreed to employ James E. Cahill at a base salary of not less than $175,000. Mr. Cahill is also eligible for an annual discretionary bonus of not less than $87,500 in the first year of his employment agreement and not less than $52,500 thereafter. This employment agreement is terminable by either Mr. Cahill or the Company for any reason upon 30 days notice. However, if Mr. Cahill’s employment is terminated by the Company for any reason, other than for the failure to perform his duties or misconduct, Mr. Cahill is entitled to a lump sum payment equal to one-half of his then current base salary and bonus. Additionally, Mr. Cahill has agreed to return all confidential information to the Company upon his termination, and not compete with the Company or solicit its customers or employees for six months after the termination of his employment, with limited exceptions.

Compensation of Directors

Directors who are not employees or otherwise affiliates of the Company are awarded 6,667 options to purchase the Company’s common stock at its fair market value on the first trading day of the calendar year in which they serve, or upon their initial election to the Board of Directors, and are reimbursed for certain out-of-pocket expenses incurred in connection with their duties as members of the Board of Directors. Directors who are employees or are otherwise affiliates of the Company are not compensated for their services as directors or committee members. In fiscal 2003, Messrs. Corboy, Dove, McClanahan, Meredith and Zito each received compensation in the form of options to purchase 6,667 shares of Company’s common stock. For the 13 months ended January 31, 2003, Messrs. Corboy, Dove, McClanahan, Meredith and Zito each received compensation in the form of options to purchase 13,334 shares of Company’s common stock. Beginning with the fiscal year 2004, directors who are not employees or otherwise affiliates of the Company will be paid $3,000 in cash each quarter as compensation for serving on the Board of Directors. Members of the Audit Committee will receive an additional $1,500 each quarter.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors is responsible for determining the annual salary and the performance base compensation, including bonuses and stock option awards, of directors, officers and other senior executives of the Company.

The Company’s compensation policies are designed to attract and retain superior talent, to reward achievement of the Company’s financial and operating objectives, and to instill a long-term commitment to the Company through a sense of company ownership, all in a manner consistent with stockholder interests. The Company’s compensation policies reflect the competition for executive talent and the unique challenges and opportunities facing the Company. In the 2003 fiscal year, executive compensation was comprised of the following elements:

Base Salary. Executive base salaries were determined after review of publicly available information concerning base salaries of executives in companies of comparable size and engaged in similar technology industries and each executive officer’s performance and contribution to the Company’s performance.

Performance Based Compensation. Under the Company’s bonus program, each executive officer of the Company is eligible for a quarterly cash bonus upon the achievement of defined goals relating to the Company’s financial and operational performance and the personal goals of each executive officer. Each year, the Compensation Committee evaluates the bonus program and new performance targets are established, reflecting the Company’s business plan and financial goals. During 2003, the Company paid approximately $160,000 in bonuses to the named executive officers under this program.

Stock Option and Restricted Stock Plan. The Company’s Third Amended and Restated 1999 Stock Option and Restricted Stock Plan forms the basis of the Company’s long-term incentive plan for executives. The Compensation Committee believes that a portion of executive compensation should be dependent on value created for the stockholders. In fiscal year 2003, stock options were granted at fair market value on the date of grant and generally become exercisable in installments over four years from the grant date. In selecting recipients for option grants and in determining the size of such grants, the Compensation Committee considered various factors including the overall performance of the Company and the recipient.

Executive officers of the Company also receive benefits generally available to employees of the Company (such as health insurance).

Section 162(m) of the Code provides that executive compensation in excess of $1 million is not deductible unless it is performance based. Base salary does not qualify as performance-based compensation under Section 162(m). To the extent readily determinable and as one of the factors in its consideration of compensation levels, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. It is the Company’s policy to limit executive compensation to that amount which is deductible under the applicable provisions of the Code, including Section 162 (m). However, the Company may determine from time to time to pay compensation to its executive officers that may not be deductible.

In recommending compensation levels, the Compensation Committee subjectively takes into account (i) compensation paid by other comparable companies, (ii) the attainment of individual and business objectives, (iii) the executive officer’s level of responsibility, (iv) the contributions the Company expects the executive to make in support of the Company’s strategic objectives and (v) the Company’s financial performance as compared to comparable companies in similar technology industries. The Compensation Committee believes the compensation levels of the Company’s executive officers are reasonable and appropriate in light of the Company’s performance and the unique challenges and opportunities facing the Company, and believes that the compensation programs of the Company well serve the interests of the Company’s stockholders.

2003 Compensation of the Chief Executive Officer. Since May 2000 the position of Chief Executive Officer has been held by John F. McHale. Effective April 1, 2001, Mr. McHale first began accepting compensation for his services as Chief Executive Officer, with a base salary of $150,000 per year. Effective February 1, 2002, Mr. McHale voluntarily reduced his compensation to $25,000 per year. Except for his base salary, Mr. McHale did not receive any other compensation in the 13 months ended January 31, 2003, and he has not been granted any stock options. The Compensation Committee believes that this compensation level for Mr. McHale is significantly below the level that would reflect his position, importance, duties and responsibilities. However, the Compensation Committee believes that Mr. McHale’s significant stock ownership in the Company provides adequate incentives to him.

COMPENSATION COMMITTEE

Michael R. Corboy                Paul S. Zito

Compensation Committee Interlocks and Insider Participation

During the 2003 fiscal year, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. Except for Mr. Zito’s prior service as Secretary of the Company, no other member of the Compensation Committee is currently or has been an officer or employee of the Company.

REPORT OF AUDIT COMMITTEE

On February 3, 2000, the Board of Directors initially adopted an Audit Committee Charter setting forth the audit related functions the Audit Committee is to perform. On December 5, 2002, the Audit Committee adopted an Amended and Restated Charter of the Audit Committee of the Board of Directors. A copy of this amended and restated charter is attached to this Proxy Statement as Appendix A.

Management is responsible for the adequacy of the Company’s financial statements, internal controls and financial reporting processes. The independent auditors perform an independent audit of the Company’s consolidated financial statements, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in accordance with generally accepted accounting standards and issue a report thereon.

The Audit Committee is responsible for monitoring and overseeing these processes. The Audit Committee functions are not intended to duplicate or certify the activities of management or the Company’s independent auditors. The Audit Committee meets with management periodically to consider the scope and adequacy of the Company’s internal controls and the objectivity of its financial reporting, and discusses these matters with the Company’s independent auditors and appropriate financial personnel of the Company.

In addition, the Audit Committee reviews the Company’s financial statements and reports recommendations to the full Board, as it deems appropriate. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. In rendering this report, the Audit Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared in conformity with generally accepted accounting principles and on the representations of the Company’s independent auditors included in their report on the Company’s financial statements. However, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been performed in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact independent.

In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements for the 2003 fiscal year and met and held discussions with management and KPMG LLP, the Company’s independent auditors, to discuss those financial statements and the audit related thereto. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified, supplemented or amended, which includes among other items, matters related to the conduct of the audit of the Company’s financial statements. The independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, as may be modified, supplemented or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

Based on the Audit Committee’s discussions with management and the independent auditors, as described above, and upon its review of the representations of management and the report of the independent auditors, the Audit Committee recommended to the Board of directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2003, as filed with the SEC.

AUDIT COMMITTEE

Richard D. Eyestone            Thomas J. Meredith            Paul S. Zito

Comparison of Stockholder Returns

The following chart compares the cumulative total return of TippingPoint’s common stock during the period from March 17, 2000, the date of the Company’s initial public offering, to January 31, 2003 with the cumulative total return of the S&P 500 Index and a published Industry Peer Group Index consisting of 55 network and computing device companies published by Media General Financial Services (the “Peer Group Index”). The historical stock performance shown on the chart is not intended to, and may not, be indicative of future stock performance.

The chart depicts the results of investing $100 in the Company’s common stock, the S&P 500 Index and the Peer Group Index at closing prices on March 17, 2000, with all dividends being reinvested, if any.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG TIPPINGPOINT TECHNOLOGIES, INC.,

THE S&P 500 INDEX AND THE PEER GROUP INDEX

	3/17/00	3/00	6/00	9/00	12/00	3/01	6/01	9/01	12/01	4/02	7/02	10/02	1/03
TippingPoint Technologies	100.00	65.72	41.36	6.80	2.41	1.99	1.67	2.42	2.22	3.32	3.48	3.57	3.07
S&P 500 Index	100.00	100.00	97.34	96.40	88.86	78.32	82.91	70.74	78.30	73.75	62.69	61.20	59.39
Peer Group Index	100.00	100.00	85.61	80.33	49.94	20.79	22.77	13.23	20.22	15.63	13.61	11.46	13.76

INDEPENDENT AUDITORS

The Board of Directors has selected KPMG LLP, independent certified public accountants, as the Company’s independent auditors for the fiscal year ending January 31, 2004. KPMG LLP has served as the Company’s independent auditors since their appointment in 1999. Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees

The aggregate fees billed by KPMG LLP for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2001 fiscal year and the 13 months ended January 31, 2003 were $101,000 and $100,000, respectively.

Audit-Related Fees

KPMG LLP did not bill any fees for assurance and other services related to the performance of the audit or review of the Company’s financial statements that are not reported above under “Audit Fees” for either the 2001 fiscal year and the 13 months ended January 31, 2003.

Tax Fees

The aggregate fees billed by KPMG LLP for income tax consultation, including tax compliance, tax advice and tax planning for the 2001 fiscal year and the 13 months ended January 31, 2003 were $68,000 and $55,360, respectively.

All Other Fees

KPMG LLP did not bill the Company for any other services for the 2001 fiscal year and the 13 months ended January 31, 2003.

The Audit Committee has considered whether the non-audit services provided by KPMG LLP, including the services rendered in connection with income tax consultation, were compatible with maintaining KPMG LLP’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of KPMG LLP as the Company’s independent auditors.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the meeting other than the matters set forth herein. If any other matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment in the interests of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than ten percent of the Company’s securities to file reports of security ownership, and reports on subsequent changes in its ownership of the Company’s securities. To the Company’s knowledge, based upon the reports filed and certain written representations made to the Company, during the 2003 fiscal year, all required Section 16(a) filings were timely made by reporting persons, except that The McKinney Family Trust, a beneficial owner of over ten percent of the Company’s securities, has not filed an Initial Statement of Beneficial Ownership on Form 3.

Deadlines for Submission of Stockholder Proposals

There are two different deadlines for the submission of stockholder proposals. Stockholder proposals that are being submitted for inclusion in the Company’s Proxy Statement and proxy card for the 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before January 3, 2004. Such proposals must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act, as amended.

Under the Company’s Certificate of Incorporation, stockholder proposals being submitted other than for inclusion in the Company’s Proxy Statement and proxy card for the 2004 Annual Meeting must be received by the Company at its principal executive offices no earlier than 120 days, nor more than 90 days, prior to the 2004 Annual Meeting. If the Company does not provide at least 70 days advance notice or public disclosure of the 2004 Annual Meeting date, then the deadline will be extended to the 10th day following the date upon which the Company provides notice or public disclosure of the 2004 Annual Meeting date. With respect to any untimely stockholder proposal presented at the 2004 Annual Meeting, the Company will have the right to exercise its discretionary voting authority without including information regarding such proposal in its proxy materials. Any stockholder proposal being submitted must be in full compliance with applicable laws and the Company’s Certificate of Incorporation and Bylaws.

FINANCIAL STATEMENTS

A copy of the Company’s 2003 Annual Report containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation materials.

By Order of the Board of Directors,

James E. Cahill Secretary

May 2, 2003

APPENDIX A

AMENDED AND RESTATED CHARTER

OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF TIPPINGPOINT TECHNOLOGIES, INC.

I.    Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors (the “Board”) of TippingPoint Technologies, Inc. (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting processes, systems of internal controls regarding finance, accounting and legal compliance, and financial statements.

•	Appoint the Company’s independent auditors, negotiate their compensation and, where appropriate, replace them with new independent auditors.

•	Monitor the independence and performance of the Company’s independent auditors as well as the internal auditing department, as applicable.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board, and resolve disagreements between the independent auditors and management.

•	Maintain one or more mechanisms to facilitate confidential and anonymous submissions of employees’ concerns regarding accounting and auditing issues.

•	Receive input from various constituencies regarding accounting, internal accounting controls and auditing matters, and resolve material issues by any means reasonably necessary.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone else in the organization. The Audit Committee has the ability to retain, at the Company’s expense and without separate Board approval, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

Annually, the Audit Committee will perform a self-performance evaluation to ensure it is effectively performing its responsibilities and duties.

II.    Audit Committee Composition and Meetings

The qualifications of the Audit Committee members must meet the requirements set forth by the Nasdaq National Market. The Audit Committee will be comprised of three or more directors, as determined by the Board, each of whom must be independent, non-executive, directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Such directors must not be acting in the capacity of an advisor (except for the advisory role of a director) or consultant to the Company, and may not receive compensation from the Company except in the capacity of a member of the Board or one of its committees. Additionally, no director owning or controlling 20% or more of the Company’s voting securities, or such lower number as may be established by the Securities and Exchange Commission or the Nasdaq National Market, may serve on the Audit Committee. Exhibit A attached hereto contains additional requirements for Audit Committee members to be considered independent.

If an Audit Committee member simultaneously serves on the Audit Committee of more than three public companies, then in each case, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee and such determination of the Board must be disclosed in the Company’s annual proxy statement.

Audit Committee members are appointed by the Board. All members of the Audit Committee must have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee must have accounting or related financial management expertise. If a Chair of the Audit Committee is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the committee membership. The Audit Committee Chair must have accounting or related financial management expertise.

The Audit Committee must meet at least quarterly, or more frequently as circumstances dictate. The Audit Committee Chair will prepare and/or approve an agenda in advance of each meeting. At a minimum, the agenda must include a presentation by the Chief Executive Officer or the Chief Financial Officer concerning:

(i) significant deficiencies and weaknesses in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud (whether or not material) that involves management or other employees who have a significant role in the Company’s internal controls;

(ii) whether they recommend changes in the Company’s internal controls or in other factors that could significantly affect the internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses;

(iii) whether they are satisfied that the Company’s disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to them, the results of their evaluation of the effectiveness of the disclosure controls and procedures (which must have been completed within 90 days of the filing date of the next periodic report required to be filed by the Company), and their conclusions about the effectiveness of the disclosure controls and procedures based upon their evaluation as of that date; and

(iv) the Company’s policies with respect to risk assessment and risk management, including a summary of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Audit Committee should meet privately in executive session (i) at least quarterly with management, (ii) at least semi-annually with the Company’s independent auditors and (iii) separately as a committee, to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

III.    Audit Committee Responsibilities and Duties

A.	Review Procedures

1)	Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval, have the Charter published at least every three years in accordance with Securities and Exchange Commission regulations.

2)	Review the Company’s annual audited financial statements and unaudited quarterly financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any earnings releases) with management and the Company’s independent auditors, prior to filing or distribution. This review should include a discussion with management and the Company’s independent auditors of significant issues regarding accounting principles, practices and judgments.

3)	Review and discuss with management any financial information and earnings guidance provided to analysts or rating agencies, prior to its distribution.

4)	In consultation with management, the Company’s independent auditors and the Company’s Disclosure Committee, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the Company’s independent auditors and the Disclosure Committee together with management’s responses.

B.	Independent Auditors

1)	The Company’s independent auditors are ultimately accountable to the Audit Committee. The Audit Committee will review the independence and performance of the auditors and annually appoint the Company’s independent auditors or approve any discharge of auditors when circumstances warrant.

2)	Set clear hiring policies for employees or former employees of the independent auditors.

3)	Approve the fees, terms and other significant compensation to be paid to the Company’s independent auditors, as well as any engagements in addition to the audit services.

4)	On an annual basis, the Audit Committee should review and discuss with the Company’s independent auditors all significant relationships, including, but not limited to, any non-audit relationships, they have with the Company that could impair the auditors’ independence. The Audit Committee will require a formal written statement delineating all such relationships between the auditors and the Company, consistent with Independence Standards Board Standard I, and make a determination that such relationships do not interfere with the Company’s independent auditors’ independence.

5)	Review the Company’s independent auditors’ audit plan—discuss scope, staffing, locations, reliance upon management, the internal audit results, as applicable, and the general audit approach.

6)	At least annually, (i) obtain and review a report by the Company’s independent auditors describing: the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (ii) review and evaluate the lead partner of the independent auditors to ensure regular rotation of the lead audit partner as required by law. The Audit Committee should report its conclusions to the full Board.

7)	Prior to releasing the year-end earnings, discuss the results of the audit with the Company’s independent auditors. Discuss certain matters required to be communicated to the Audit Committees in accordance with AICPA SAS 61.

8)	Consider the Company’s independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

C.	Legal Compliance

1)	At least annually, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

D.	Other Audit Committee Responsibilities and Clarification of Role

1)	Annually, prepare a report to the Company stockholders as required by the Securities and Exchange Commission. The report should be included in the proxy statement for Company’s annual meeting of stockholders.

2)	Perform any other activities consistent with this Charter, the Company’s by-laws, governing law and Nasdaq National Market requirements, as the Audit Committee or the Board deems necessary or appropriate.

3)	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

4)	While the Audit Committee has the responsibilities, duties and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and periodic reports are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent auditors. Nor is it the duty of the Audit Committee to assure compliance with all laws and regulations that govern the conduct of the Company’s business.

IV.    Audit Committee Procedure for Receipt of Comments

The Company has arranged for The Network Inc. to receive comments and concerns from employees regarding a variety of ethical and compliance issues, including accounting, internal accounting controls and auditing issues. They have established alternative means by which such comments may be submitted anonymously. They have been instructed to make a record of such comments and concerns, and immediately forward them to the Company’s compliance officer and, if related to accounting, internal accounting controls or auditing issues, to the Chair of the Audit Committee. The Audit Committee may engage the Company’s legal counsel, the Company’s outside counsel for public reporting matters or independent counsel to advise the Audit Committee with respect to any matters that are deemed of a serious enough nature to require such assistance. The Chair will make reasonable investigations of legitimate matters and make recommendations to the Audit Committee, which will make a determination as to the appropriate resolution of any issues.

EXHIBIT A

The Audit Committee must be composed of three or more directors, each of whom shall be independent, non-executive, directors. Generally, an Audit Committee member will be deemed independent if such member:

1) is free from any material relationship that interferes with the exercise of independent judgment, either directly or as an affiliate, partner, stockholder or officer of an organization that has a relationship with the Company. Material relationships may include, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships;

2) is not currently employed, or previously been employed in the past five years, with the Company or an affiliate of the Company;

3) does not accept any compensation from the Company or any of its affiliates, other than compensation for serving on the Board and/or a Board committee or a pension or other form of deferred compensation for prior service to the Company (provided such compensation is not contingent in any way on continued service);

4) is not, or has not been in the past five years, affiliated with or employed by an (present or former) auditor of the Company or any of its affiliates;

5) is not, or has not been in the past five years, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employees the director;

6) is not a partner in, or a controlling stockholder or an executive officer of, any for-profit or not-for-profit business organization to which the Company made, or from which the Company received, payments that exceed 5% of the Company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past five years; and

7) does not have any family members that (A) are employed, or previously been employed in the past five years, as an officer of the Company or an affiliate of the Company, and (B) fall within 4) or 5) above. An “immediate family member” includes spouses, parents, children, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than employees) who share such director’s home.

TIPPINGPOINT TECHNOLOGIES, INC.

BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

AT 8:00 A.M., FRIDAY, MAY 30, 2003

7501B N. CAPITAL OF TEXAS HIGHWAY

AUSTIN, TEXAS 78731

The undersigned stockholder(s) of TippingPoint Technologies, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated May 2, 2003, and hereby appoints each of John F. McHale, James E. Cahill and Michael J. Rapisand, individually, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 7501B N. Capital of Texas Highway, Austin, Texas 78731 on May 30, 2003 at 8:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, and in their discretion upon any other business that may properly come before the annual meeting or any adjournment or adjournments thereof.

FOLD AND DETACH HERE

(1) To elect directors to serve until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Please mark
your votes as [ X ]
indicated in
this example.

FOR all nominees listed at right (except as indicated to the contrary) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed at right [ ]	If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.
Nominees: John F. McHale, Michael R. Corboy, Grant A. Dove, Richard D. Eyestone, Kip McClanahan, Thomas J. Meredith and Paul S. Zito

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE IN PERSON EVEN THOUGH THEY PREVIOUSLY MAILED THIS PROXY.

(Continued and to be signed on the reverse side)

Dated:                                     , 2003

Signature

Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.)